Exhibit 10.11

EXPLORATION AND EXPLOITATION MINING CONTRACT CELEBRATED ON ONE HAND BY CORPORACIÒN KEDAH, S. A. DE C. V., REPRESENTED IN THIS ACT BY MR. HÈCTOR CERVANTES TREJO IN HIS PERSONALITY AS SOLE ADMINISTRATOR AND LEGAL REPRESENTATIVE (THE LICENSEE), AND ON THE OTHER BY AMERICAN METAL MINING, S. A. DE C. V., REPRESENTED IN THIS ACT BY MR. RAMIRO TREVIZO GONZÀLEZ IN HIS PERSONALITY AS GENERAL PROXY (THE OPERATOR), JOINTLY NAMED “THE PARTIES”, IN ACCORDANCE WITH THE FOLLOWING DECLARATIONS AND CLAUSES:

DECLARATIONS

I The LICENSEE declares through the offices of his legal representative under oath of stating the truth, that:

1 To be a Mexican mercantile society, specifically a Stock Company with Varying Amount of Capital duly established and operating in agreement with the applicable and current legislation in the United States of Mexico and complying with the prescriptions of Articles 10 and 11 of the Mining Law as evinced in Public Writing number 11,750 granted on the 23rd July 2009 before testimony of Mr. Jorge Maspùlez Pèrez, Public Notary number 14 of the Morelos Judicial District, State of Chihuahua, and instrument that was inscribed in due manner in the Public Registry of Property and Commerce of said District under electronic mercantile folio number 25,362*10 as of the 18th August 2009, and reason why he is invested with the necessary and sufficient personality to intervene in this present judicial act;

2   Its representative enjoys the faculties, powers and necessary mandates to subscribed this present agreement in representation of the LICENSEE as evinced in Public Writing number 18,614, granted on the 29th July 2011 before testimony of Mr. Hèctor Manuel Navarro Manjarrez, Public Notary number 8 of the Morelos Judicial District, and instrument that inscribed in due manner in the Public Registry of Property and Commerce of said District under electronic mercantile folio number 25,362*10 as of the 31st August 2011, and same that have not been limited, restrained, suspended or revoked to date, reason why he enjoys the capacity to subscribed this agreement;

3The subscription of this present instrument does not constitute any kind transgression of his powers, mandates or faculties as he had the opportunity of submitting before the knowledge of the company’s shareholder the terms and conditions related with this present business and its formalization being duly approved under the terms of the company’s own statutory regime;

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

4 This instrument is presently in its process of inscription before the Public Registry of Mining, a dependency of the General Directorship of Mines (the REGISTRY) under the terms stated in Article 11 of the Mining Law, among other applicable and current legal dispositions;

5 Within its social object as contemplated in the second clause of its Charter, the possibility of celebrating all kinds of operations related with mining rights is included as is the case of this present instrument;

6 It is formally inscribed before the Federal Registry of Taxpayers with fiscal identification number CKE-090723-435 and is to date current in his income tax payments and other contributions that have corresponded agreeing with the applicable and current fiscal legislation;

7 To date he is the only and exclusive title holder of 100% (one hundred per cent) of the mining rights derived of the concession granted upon lot named “Mina El Champiñòn” on a surface of 150 hectares, located in the Municipality of Choix, State of Sinaloa with title number 214,549 granted on the 1st October 2001 and current as of 2nd October 2001to the 1st October 2051 (the CONCESSION);

8 The CONCESSION is free of liens, burdens, affectation or limitations in its domain, as well as current in the obligations regarding this type of administration authorizations imposed by the Mining Law and its Ruling, as well as by the Federal Law of Rights, among other dispositions, applicable and currently legal. The LICENSEE specifically declares that the semester rights have been paid in full as derived from the title of the CONCESSION and that have accumulated to date, reason why there does not exist any negative contingency regarding  it.

9 Regardless the before stated, in case authorities may determine the existence of differences or omissions imputable to the LICENSEE on  mining rights effectively paid and mining rights that should have been paid in all opportunity, the LICENSEE obliges himself to cover for those differences or omitted rights as soon as possible and always within the time term of 60 –sixty– days that for such a purpose authorities grant to him in order that the cancellation of the CONCESSION due to that reason comes to an end or does not become effective. In this sense the LICENSEE states that to date he has not received from the General Directorship of Mines official notice of any kind by means of which payment is requested of omitted rights or of any difference per concept of rights on mining derived from the CONCESSION. Likewise, the LICENSEE is up to date in his compliance to the obligation concerning the presentation before the General Directorship of Mines of all information regarding proof of works and undertakings carried out in the CONCESSION as he has met the obligation of doing so as per the date of the granting of the concession title covering the CONCESSION in its case.

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

10 Derived from the description before declared, he enjoys the right to transmit the right of exploring, exploiting and dressing of the CONCESSION, as prescribed in Article 19, fraction VII of the Mining Law, among other applicable and current legal dispositions;

11 As of the date of signature of this instrument he has not subscribed a contract or an agreement of any sort that might hinder him to make available the disposition of the rights of which he is title holder regarding the CONCESSION and thus he enjoys the capacity and the legitimacy to make use of them freely in order to celebrate this present contract under the terms specified, and guaranteeing as of this moment, for all legal purposes that may take place, the existence, legitimacy and availability of the rights already referred to;

12 The landmarks or indications that define the locality of the starting point of the CONCESSION have been kept to date in good physical conditions of conservation as per the applicable legislation;

13 As of the date of signature of this present instrument there has been no conflict with the owners of surface lands located on the CONCESSION´S area and there does not exist any imminent danger that access to such lands may be limited or restrained by such people;

14 In the mining activities undertaken to date regarding the CONCESSION full compliance has been given to the applicable and current legislation including that concerning environmental conduct;

15 On the 18th July 2011 he received from the OPERATOR the amount of 64,655.18 Dollars —sixty four thousand and six hundred and fifty five Dollars 18/100 in United States currency— plus the corresponding Added Value Tax, that is, the sum total of 75,000.00 Dollars —Seventy five thousand Dollars 00/100— specifically as an advance concept against counterclaims to be paid in favor of the LICENSEE for the right to explore and exploit the CONCESSION under the terms of this present instrument;

16 Likewise, on the 30th August 2011 he received from the OPERATOR the additional amount of 10,344.83 Dollars —ten thousand and three hundred and forty four 83/100 Dollars in United States currency— plus the corresponding Added Value Tax, that is, the sum total of 12,000.00 Dollars —twelve thousand Dollars 00/100 in United States currency— also as an advance concept against the counterclaims to be paid in favor of the LICENSEE for the right to explore and exploit the CONCESSION under the terms of this present instrument;

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

17 Under the terms of numerals 14 and 15 before mentioned, he expressly acknowledges having received to date from the OPERATOR as advance concept against the counterclaims to be paid in favor of the LICENSEE for the right to explore and exploit the CONCESSION the amount total of 87,000.00 Dollars —Eighty seven thousand Dollars 00/100 in United States currency—, Added Value Tax included —the ADVANCE—.

18 It is the will of its administrator board and current shareholders to transmit in favor of the OPERATOR the exclusive right of exploring and exploiting the CONCESSION during a set term of time, receiving in exchange the counterclaims agreed upon, heeding in every instance with the terms and conditions of this present contract;

19 Likewise, it is the will of its administrative organ and current shareholders to grant in favor of the OPERATOR the right of preference in order to acquire in the future the totality of the mining rights derived from the CONCESSION, heeding in every instance with the terms and conditions of this present contract.

II The OPERATOR declares through the offices of his legal representative and under oath of stating the truth, that:

1 It is a Mexican mercantile society, specifically a Stock company with Varying Amount of Capital, duly established and operating in agreement with the applicable and current legislation of the United States of Mexico in accordance to the dispositions of Articles 10 and 11 of the Mining Law as is evinced in Public Writing 17,227, granted on the 4th December 2006 before the testimony of Mr. Eugenio Fernando García Russek, applicant to the exercise of Notary Public and ascribed to Public Notary number 28 of the Morelos Judicial District, State of Chihuahua, and acting as Notary by license of the Office´s  title holder Mr. Felipe Colomo Castro, and that was registered in due manner before the Public Registry of Property and Commerce of said district under electronic mercantile folio number 23,327*10 as of the 22nd December 2006, and reason why he enjoys the necessary and sufficient personality to intervene in this present judicial act;

2 Its representative enjoys the faculties, powers and necessary as well as sufficient mandates to subscribe this present agreement in representation of the OPERATOR as evinced in Public Writing number 22,496, granted on the 10th June 2008 before testimony of Mrs. Elsa Ordóñez Ordóñez, Attorney at Law, applicant to the office of Notary Public and ascribed to Public Notary number 28 of the Morelos Judicial District, State of Chihuahua of which Mr. Felipe Colomo Castro is title holder, and instrument that registered duly before the Public Registry of Commerce of said District under electronic mercantile folio number 23,327*10, and same that have not been limited, restrained, suspended or revoked, reason why he enjoys the capacity to subscribe this agreement;

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

3 The subscription of this present instrument does not constitute a transgression of his powers, mandates or faculties as he had the opportunity of presenting for consideration of the company´s shareholders the terms and conditions related with this present business, its formalization being approved in due manner under the terms of its own statutory regime;

4 It is duly inscribed in the REGISTRY under the prescription by Article 11 of the Mining Law among other applicable and current legal dispositions;

5 Within its social object there is the consideration of possibly becoming title holder of all kinds of mining rights, as if the case of the documented operation by virtue of this present instrument;

6 It is duly inscribed in the Federal Taxpayers Registry with fiscal identification number AMM=061204=4R7 and is to date current in its income tax payments and other contributions that have corresponded agreeing with the applicable and current legislation.

7 It is the will of its administrative organ and its shareholders to subscribe this present agreement with the purpose that the exclusive right of exploring and exploiting the CONCESSION be transferred to it during a determined time term, paying in exchange the counterclaims agreed upon, and heeding in every instance with the terms and conditions of this instrument, and;

8 Likewise, it is the will of its administrative organ and current shareholders that the right of preference to acquire in the future the totality of the mining rights derived from the CONCESSION is extended to it heeding in every instance with the terms and conditions of this present contract.

IV. Both PARTIES declare through the offices of their legal representatives and under oath of stating the truth that they reciprocally acknowledge the personality each one holds, in addition of assisting to the subscription of this present document in good faith, free of any deceit, error, violence or any other vitiation in their consent with the purpose of committing themselves with the following:

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

CLAUSES

FIRST. OBJECT: By virtue of the subscription of this present contract, the LICENSEE transfers in favor of the OPERATOR the exclusive right of exploring and exploiting the CONCESSION and receiving in exchange as counterclaim concept the amounts described in the forthcoming clauses, and heeding in every instance with the following terms and conditions:

1 Under the terms of Article 3, fraction I of the Mining Law among other applicable and current legal dispositions, the OPERATOR will enjoy the exclusive right of carrying out within the demarcation of the land of the CONCESSION proper the works and undertakings consisting in the investigation or geological, geophysical and geochemical  recognition, surveying duties, drilling, development, any other type of drilling and, in general, the totality of the necessary and required activities in order to identify the mineral deposits or substances, as well as to quantify and evaluate economically the available reserves regarding the CONCESSION.

2 In this sense, the OPERATOR will be obliged of surrendering to the LICENSEE every 12 —twelve— months during the time in effect of this contract the results obtained through analysis, tests, investigations, studies and of other exploration works carried out in relation with the CONCESSION;

3 The OPERATOR can carry out works and other undertakings he considers necessary, always at his expense, including the construction of structures, buildings and needed access roads as well as to set up or make use of machinery and equipment he deems adequate, and will be able to remove these at any time during the time in effect of the contract or during the 90 —ninety— natural days following the termination of same or whatever other reason in the understanding that permanent constructions for safety and stability of the mine, such as supports and other necessary works, will not be able to be removed in any way under penalty of payment for damages and harms that can be caused by such removals;

4The LICENSEE commits himself to collaborate with the OPERATOR in negotiations with the owners or holders of the surface covered by the CONCESSION in any kind of authorizations, permits or bondages necessary for the adequate development of the exploration and exploitation undertakings, including cooperating for the request and obtainment of expropriations, constitution of bondages or necessary temporary occupations as well as to the disposal of tailings, slags in obedience with the content of Article 19, fraction IV of the Mining Law;

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

5 The LICENSEE will enjoy the right of auditing the financial statements, registries or any other legal, accounts or administration information related with the operation of the CONCESSION but after having requested permission with at least 45 —forty five— natural days in advance during the time of effect of this contract.

6 Likewise, the OPERATOR commits himself to carry out the works and needed undertakings required as per the minimal amount of investment established in the Ruling of the Mining Law in accordance with the disposition set in Article 29 of the Mining Law.

7 Insofar the exploitation of the CONCESSION, agreeing with the disposition of Article 3, fraction II of the Mining Law among other applicable and current legal disposition, PARTIES agree that as of this date, the operation of the mine related with the CONCESSION will be in charge of the OPERATOR in order that he can carry out the works and undertakings destined to prepare and develop the area comprising the mineral deposit, as well as those other duties needed to loosen and extract the mineral or substances found with the purpose of they being traded;

8 The OPERATOR commits himself to carry out the mining activities that are needed in order to extract, trade and effectively sell every 6 —6— months at least 60,000 tons —sixty thousand tons— of concentrate mineral extracted from the CONCESSION, and;

9 From the profit gained by the sale of the mineral or the substances extracted from the CONCESSION, the OPERATOR commits himself to pay in favor of the LICENSEE certain counterclaims in accordance with the dispositions of the forthcoming clauses.

SECOND. COUNTERCLAIMS: As counterclaims for the transfer of exploration and exploitation rights described —the COUNTERCLAIMS—, the OPERATOR commits himself to pay in favor of the LICENSEE the amount of 5.00 Dollars (five Dollars 00/100 in United States currency) plus the corresponding Added Value Tax per each ton of concentrate mineral obtained from the CONCESSION that is effectively sold and collected during the time in effect of this contract paying attention to the manner, time and place of payment described in the forthcoming clause

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

THIRD. MANNER, TIME AND PLACE OF PAYMENT OF COUNTERCLAIMS: PARTIES agree that the OPERATOR must pay the COUNTERCLAIMS in favor of the LICENSEE heeding to the following rules:

1 The amount of $87,000.00 Dollars (Eighty seven thousand Dollars 00/100 in United States currency) including the Added Value Tax that has already been paid before the date of signature of this present contract by means of the ADVANCE.

2 On the 14th September 2011, the amount of $100,000.00 Dollars (One hundred thousand Dollars 00/100 in United States currency) plus the corresponding Added Value Tax.

3 On the 7th of March and the 7th of September of each year during the time of effect of the duration of this present contract, beginning specifically this next 7th March 2012 the amount resulting larger of those described following: 1- The amount of $300,000.00 Dollars (Three hundred thousand Dollars 00/100 in United States currency) plus the corresponding Added Value Tax, or 2- The amount resulting by multiplying $5.00 Dollars (Five Dollars 00/100 in United States currency) per each ton of concentrate mineral obtained from the CONCESSION that is effectively sold and collected within the semester immediately prior, plus the corresponding Added Value Tax, heeding to the dispositions of the previous second clause;

4 Regardless of the terms agreed upon, the LICENSEE expressly grants in favor of the OPERATOR a term of grace of 30 (thirty) natural days beginning as of the indicated dates in numeral 3 of this clause for payment of the 50% (fifty per cent) of the balance of the corresponding amounts;

5 Payments described will be done by means of the writing out of nominal checks or by means of an electronic transfer of funds to the account that for such a purpose will be determined by the LICENSEE in all opportunity per the OPPERATOR´S choosing;

6 In case the OPERATOR decides to pay by checks, these will be delivered at the conventional address established in this present contract.

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

FOURTH. FISCAL VOUCHERS OF PAYMENT: Against payment of COUNTERCLAIMS the LICENSEE commits itself to issue in favor of the OPERATOR vouchers of payment as legally required by the applicable and current fiscal legislation, as well as to deliver same at this latter´s address within the following 5 —five— able days after date in which payment is carried out.

FIFTH. CURRENCY OF PAYMENT: In accord with the disposition established in the Monetary Law of the United States of Mexico and other applicable and current legal dispositions, the LICENSEE expressly accepts that independently to the currency in which the amounts to be paid in favor of the OPERATOR, this latter will have the right to carry out the corresponding payments precisely in Mexican Pesos, legal tender in the United States of Mexico and setting the exchange as published in the Federation’s Official Newspaper for the settlement obligations as of the effective date of payment regarding the COUNTERCLAIMS.

SIXTH. LIBERATING PAYMENT OBLIGATIONS: It is expressly agreed that as the OPERATOR enjoys the freedom to terminate this present contract at any time during its terms of effect, as is specified in the forthcoming clause and to his own discretion and without any responsibility, the OPERATOR will not be obliged to undergo any partial payment in favor of the LICENSEE as of the date this latter is made known of the respective termination, notice that must be surrendered previously and in writing to the LICENSEE at least 60 (sixty) natural days in advance, and the OPERATOR will not be obliged to carry out further investments or expenses than those already made concerning exploration and exploitation, if and ever the term of 60 (sixty) described does not coincide with any of the payments dates already stipulated as, if so is the case, such last payment must be honored.

In this sense, the OPERATOR obliges himself to pay in favor of the LICENSEE the corresponding COUNTERCLAIMS as per the portion of the last semester’s period during which the CONCESSION is exploited, heeding to the calculation formula of the COUNTERCLAIMS described in the previous second clause.

Likewise, PARTIES expressly agree that in case the OPERATOR terminates this contract in advance in the manner foreseen in this document, the totality of the amounts that the LICENSEE has received up to the date on being notified, will remain in this latter’s benefit and, due to that reason, the LICENSEE will not be obliged to reimburse any amount in favor of the OPERATOR.

SEVENTH. REPARATION IN CASE OF EVICTION: The LICENSEE commits himself to answer before the OPERATOR on reparations in case of eviction from the CONCESSION, as is set in Article 2,283.III of the Federal Civil Code among other applicable and legal dispositions.

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

EIGHTH. TRANSFER OF RIGHTS: During the current terms of this present contract, the LICENSEE commits himself expressly not to lien, cede or transmit in any manner the rights he conferred by the CONCESSION without previously obtaining the written authorization from the OPERATOR. Neither will the LICENSEE surrender any of the rights or obligations he acquires and assumes by virtue of the subscription of this present instrument unless he is expressly authorized by the OPERATOR.

On his part, the OPERATOR commits himself not to cede or transmit in any manner the exclusive right that has been conferred to him by virtue of this instrument or any other rights or obligations related to same unless he is authorized expressly by the LICENSEE.

NINTH. OPERATOR’S OBLIGATIONS: In accordance with Article 27 of the Mining Law, among other applicable and current legal dispositions, during the terms in effect of this contract, the OPERATOR takes upon himself the following obligations:

1.	Carry out exploration and exploitation works taking into consideration the minimum investment costs established per the Mining Law and its ruling.

2.
Upkeep the CONCESSION, complying to such a purpose with the paperwork and payment of the corresponding rights and subjecting himself to the general dispositions and official Mexican standards of the mining and metallurgical industries agreeing with Article 27 of the Mining Law among others applicable, its Ruling and the rest of the applicable and current legislation. Regardless the immediately afore mentioned and in accordance with Article 23, third paragraph of the Mining Law, non compliance to the obligations previously stated as well as those written in this present instrument on the part of the OPERATOR will not relive the LICENSEE of not complying with same.

3.
Carry out the totality of the ongoing payments as well as those extraordinary regarding the adequate operation of the mine related with the CONCESSION, such as the payment of the workers’ payroll working underground, on maintenance, equipment and machinery repair, taxes, rent payable to owners or land holders of the surface where the CONCESSION lies, administration expenses, among others;

4.
Surrender records and proof of work execution, undertakings, investigations and tests carried out wherein appear the results obtained as well as the ore bodies found within the limits covering the CONCESSION;

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

5.
Remove peacefully and safely the OPERATOR regarding any law suit, claim, harm, damage, responsibility, action and costs originated by reason of his behavior and actions in relation with this contract and during its term in effect;

6.
Take caution in looking after the environment and the ecological protection in conformity with the applicable and current legal dispositions on such matter, heeding with the disposition of Article 39 of the Mining Law;

7.	Carry out partial payments on COUNTERCLAIMS punctually and in all opportunity under the terms admitted by the subscription of this present instrument;

8.	Pay the semester rights that must be honored in order to keep the CONCESSION current, and;

9.	In general, comply with the totality of the obligations set herein and consigned in Article 27 of the Mining Law, among other applicable and current dispositions.

TENTH. LICENSEE’S OBLIGATIONS: Derived from the right to explore and exploit the CONCESSION granted by the LICENSEE in favor of the OPERATOR, the former commits himself during the time in effect of this contract to:

1.
Upkeep and current in his favor the rights derived from the CONCESSION as well as not to request reduction, subdivision, surface unification covering same, nor to desist from the rights derived from them in the understanding that in order to carry out such paper work he will require under any consideration the previous and written authorization of the OPERATOR.

2.
To abstain himself of celebrating any contracts or agreements regarding the rights derived from the CONCESSIONS but only with the OPERATOR or with the mercantile society this latter names for such purposes under the terms of this contract, nor to transfer the rights derived from the CONCESSION to third parties alien to the OPERATOR or whoever this latter names, and;

3.	Upkeep the mining rights derived from the CONCESSION free of any lien, burden, attachment, affectation or limitation of domain or of any other nature.

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

ELEVENTH. OPERATOR´S RESPONSIBILITY: The OPERATOR commits himself expressly as of this moment for all legal purposes that may arise before the LICENSEE, its representatives and executives, to free them and safe keep them and in peace due to any claim and or responsibility that might be tried to be determined against him for acts directly imputable to the OPERATOR, its workers, employees, representatives or executives during the development of the exploration and exploitation of the CONCESSION.

Likewise, the OPERATOR commits himself that during the current term in effect of this contract and during the development of his activities, he will faithfully comply with the totality of the obligations imposed upon him by the applicable and current legislation of the United States of Mexico including, enunciatively but not in a limiting manner, the Mining Law, its Ruling, the environmental dispositions and of water usage, of safety and health in mines, of labor, fiscal and other applicable and legal dispositions that may result.

Specifically, the OPERATOR will take upon himself the labor responsibility, of social security, fiscal and the rest, regarding the activities carried out at the CONCESSION, and thus he agrees in keeping the LICENSEE free and safe and in peace due to any claim, law suit, accusation or complaint that might be present against him by the workers or employees, the contractors or by authorities in labor and administrative matters and, be it the case, he obliges himself to repair in favor of the LICENSEE those amounts that this latter was forced to expend for such concept when such party was forces or condemned to pay for them by a competent authority.

TWELFTH. FORMALIZATION: PARTIES commit themselves to ratify before Notary Public or Public Broker this present document as soon as possible with the purpose it be inscribed before the REGISTRY in order for it to be effective before third parties under the terms of Article 23 of the Mining Law, as well as to go ahead with the promotion of any other kind of administrative paper work required in accordance with Articles 2,034, fraction III of the Federal Civil Code; 46, fraction VI and 47 of the Mining Law; 83, last paragraph of the Mining Law Ruling and of other applicable and current legislation. The whole of expenses related with the compliance of this present clause will be covered by the OPERATOR.

THIRTEENTH. CONFIDENTIALITY: PARTIES expressly commit themselves to keep in a confidential manner the totality of past, present and future information related with this instrument and extending such obligation, to whom it may be disclosed to, be it a private or corporate entity.

The PARTY recipient of confidential information must limit access to it to its representatives or employees who, under a justified and reasonable cause, may request access to such information. In such cases, PARTIES must oblige to confidentiality those subjects confidential information is revealed to.

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

For purposes of this present clause, the following will not be considered confidential information: 1. Information legitimately known and obtained by the recipient PARTY previously to the subscription of this agreement; 2. Information that to date or in the future will be considered as public domain, if and ever such consideration did not derive from the non compliance by any of the PARTIES to the stipulation of this clause, or; 3. Information that must be revealed according to law by an administrative or judicial mandate issued by competent authorities, including those of the stock market.

PARTIES agree that the time in effect of the contracted obligations by virtue of this present clause will subsist for 24 —twenty four— months as of the termination date of this contract´s duration.

In the event of a non compliance, PARTIES expressly can keep to themselves those actions that according to law correspond to them, both administrative and judicial, in order to claim reparation for damages, harm and loss caused, as well as the application of any sanction that may be.

FOURTEENTH. DURATION AND ADVANCE TERMINATION: PARTIES agree that this present contract hold a duration for a period of 10 —ten— years beginning as of the date of signature and next 1st September 2021.

Such a period will be forceful for the LICENSEE and voluntary for the OPERATOR as has been previously arranged in this present instrument, reason why the LICENSEE grants in favor of the OPERATOR the right to terminate in advance the duration of this present instrument without any responsibility whatsoever, only by giving notice in writing with at least 60 —sixty— natural days in advance from the date of the effective foreclosure of the contract.

FIFTEENTH. NON COMPLIANCE AND CANCELLATION: PARTIES agree that if any of them does not comply with any of the obligations assumed by virtue of the subscription of this present instrument, these latter will have the right to require forceful compliance of those obligations omitted, on one hand, or the cancellation of this present contract on the other, as well as the payment of an indemnity for harm and damages in both cases.

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

SIXTEENTH. NON COMPLIANCE DUE TO FORTUITOUS EVENT OR FORCE MAJEURE: It is expressly convened that the OPERATOR will not be held responsible for delays or a total or partial non compliance to the obligations he assumes under the terms of this document when such delays or non compliance stem or are a result of a fortuitous event or force majeure, that is, acts of nature or of man not foreseen or that, even being preventable, cannot be avoided by the OPERATOR.

As per the statements in the previous paragraph PARTIES agree that the occurrences that are mentioned following enunciatively but not in a limiting manner, will be considered fortuitous cases or force majeure: disasters such as fires, explosions, floods, storms, earthquakes, epidemics, civil or labor unrests, strikes, wars, invasions, oppositions or unrests caused by rural communities, of ejidos or by any other type of groups or associations legally established or not, as well as oppositions and disturbances caused by any other person that hinder or do not authorize reasonably the OPERATOR the free access to the COCESSION, or impede the required carrying out of mining undertakings contemplated in this contract, as well as actions or omissions by any government authority, be it federal, state or municipal which includes the delay or lack of the opportune obtainment of permits and authorizations required from such government authorities, private persons or corporations, associations or entities in order to carry out mining labors foreseen in this document.

In the event there arises a situation giving place to a fortuitous case or force majeure, the OPERATOR must notify the LICENSEE within a time term of 30 —thirty— natural days beginning on the date in which the OPERATOR knew of such events. Such notice will not be necessary in case the fortuitous case or force majeure is known and evident to both PARTIES.

Regardless the above, the OPERATOR accepts that he cannot pledge fortuitous case or force majeure regarding the obligations of payment he assumes by virtue of the subscription of this contract in favor of the LICENSEE.

SEVENTEENTH. SEPARATE ENTITIES: None of the terms and conditions of this present instrument must be interpreted in the sense that the PARTIES have established a social o association relationship, and so, they do not join or gather together any of the assets for fiscal responsibility purposes or before third parties or of any other nature.

EIGHTEENTH. FISCAL OBLIGATIONS: On being registered and regulated before the Taxpayers Federal Registry, as well as up to date in their income tax payments and other contributions that might have corresponded to them to date, PARTIES convene that each, individually, will pay separately their own corresponding taxes due to the compliance with the terms and conditions of this present instrument heeding the applicable and current fiscal legislation and committing themselves to leave their counterpart safe regarding any fiscal responsibility that might be imputed in contravention to this clause by competent authorities.

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

NINETEENTH. LABOR RELATIONS: In order to comply with the obligations that each of the PARTIES contracts by virtue of the subscription of this contract, they state that they will act as corporations totally independent from each other and thus, by no reason it must be understood that there exists a labor relationship between them, thus discarding the possibility of applying jointly the current labor and safety legislation. In consequence, PARTIES under no motive will be able to hire employees or workers in the name or representation of their counterparts.

Insofar as their own workers and employees, PARTIES state that there does not exist any labor relationship between workers and employees of the LICENSEE with those of the OPERATOR and neither of this company with those of the other. In consequence, PARTIES state being the employers of their respective workers and employees in this manner complying with the labor and safety social legislation applicable and current, and they being the sole responsible entities regarding the labor and social obligations to be met in favor of such subjects.

Consequently, PARTIES commit themselves to free their counterpart of any labor and social responsibility that might be imputed in contravention to this clause in relation to their respective workers and employees under the terms of the applicable and current labor and social security legislation.

TWENTIETH. ADDRESSES AND CONTACT TELEPHONES; PARTIES convene in stating as their addresses and contact telephones for anything referring with the execution and compliance of the terms and conditions of this present instrument, as well as to notify all kinds of notices and other communications in relation with same, the following:

LICENSEE Av. Independencia 2812 Colonia Centro C. P. 31000 Ciudad de Chihuahua, Chihuahua Ph: 01-614-415-1971	OPERATOR Calle California 5101, Office 206 Col. Haciendas de Santa Fe C.P. 31215 Ciudad de Chihuahua, Chihuahua Ph: 01-614-200-8481

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

In case of a change in address PARTIES convene in notifying their counterparts of such a fact at least 5 —five— natural days in advance before the change takes place effectively.

TWENTY FIRST. NOTICES, NOTIFICATIONS AND COMMUNICATIONS: PARTIES agree that any notices, notification or communication needed to be given to their counterpart must be carried out in writing.

Sending of such documents can be done in three ways: 1. by ordinary courier delivered on hand or by certificate mail with acknowledgement of receipt; 2. by fax or; 3. by electronic mail. In this last case, sending will be considered valid and legally carried out only when the reception of the corresponding electronic mail is confirmed electronically within the 3 —three— following natural days of it being sent or through an express manner, through an answering and confirmation service returned by the addressee.

PARTIES convene likewise that notices, notifications and communications done in relation with this present instrument will be in effect on the day of reception. In case such correspondence include any type of term, this latter will begin to be in effect on the following day of confirmation of its reception independently it be a labor or natural day.

TWENTY SECOND. CONTACT PERSONS: PARTIES agree in that the totality of announcements, notices or communications necessary to surrender to their counterpart as derived from the terms and conditions of this present instrument must be forwarded indistinctly to the following persons:

LICENSEE HECTOR CERVANTES TREJO AGUSTIN CERON GUEDEA	OPERATOR RAMIRO TREVIZO LEDEZMA RAMIRO TREVIZO GONZÀLEZ

In case it is their will to change the contact persons PARTIES convene in notifying their counterpart of such a circumstance at least 5 —five— natural days in advance of the date in which the change will take place. Not complying to this obligation will imply that announcements, notices and communications sent and delivered in the name of the original addressees of the PARTY carrying out the switch, will bear all legal effects in favor of the PARTY that was not notified in all opportunity and as of the date of delivery and for as long as the non compliance stands.

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

TWENTY THIRD. TRANSFER: The OPERATOR can cede to any third party he deems convenient but with prior authorization and written consent of the LICENSEE, a portion or the totality of the rights and obligations derived in his favor and to his charge as derived from the subscription of this contract.

The afore mentioned if and ever in the document that is formalized the transfer of rights and respective obligations, there appears the express acceptance on the part of the licensee that there is a subrogation intent of a portion or the totality of the obligations that by virtue of this document the OPERATOR acquires, be it the case, and that afterwards the celebration of said contract, written notice be given to the LICENSEE making him aware of the data the third party acquired, partially or in whole, of the rights and obligations derived from the subscription of this instrument.

TWENTY FOURTH. TOTALITY OF THE CONTRACT: PARTIES accept that this present agreement contains the totality of the agreements between them regarding its object, and leaving without effect as well as cancelling the whole of agreements, records, negotiations, correspondence, commitments and communications done previously between them either in writing or verbally related.

TWENTY FIFTH. MODIFICATIONS OR AMENDMENTS: The terms and conditions of this present instrument can only be amended by virtue of the subscription of modifying agreements between the PARTIES. To such agreements must be added as annexes ordinary copy of this contract vying for a complete interpretation of the terms and conditions that the PARTIES agreed upon.

TWENTY SIXTH. APPLICABLE LAW: This present instrument will abide and will be interpreted in accordance with the Mining Law, its Ruling, the mercantile legislation and the Federal Civil Code among other applicable and currently legal dispositions in the United States of Mexico.

TWENTY SEVENTH. JURISDICTION: In case there may arise controversies related with the validity, intention, interpretation, execution or compliance to this contract, PARTIES agree expressly to submit same before the competent courts of law of the Morelos Judicial District in the city of Chihuahua, State of Chihuahua, giving up as of this moment any other jurisdiction or privilege that might correspond to them by reason of their present or future domiciles or by any other circumstance.

Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.

BOTH PARTIES BEING IN THE KNOWLEDGE OF THE WORTH AND LEGAL REACH OF THIS PRESENT CONTRACT, SUBSCRIBE IT BEING TOGETHER IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA ON THE 1ST SEPTEMBER 2011.

LICENSEE CORPORACION KEDAH, S. A. DE C. V. Represented in this act by: HECTOR CERVANTES TREJO	OPERATOR AMERICAN METAL MINING S. A. DE C. V. Represented in this act by: RAMIRO TREVIZO GONZALEZ

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Mining exploration and exploitation contract subscribed on the 1st September 2011 between Corporación
Kedah, S. A. de C. V., and American Metal Mining, S. A. de C. V.